Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES ACQUISITION OF OPTIMA SOLUTIONS

The Woodlands, Texas (March 9, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that its TETRA Investments Company U.K. Limited subsidiary has acquired Optima Solutions Holdings Limited (“Optima”) for GBP 40 million (approximately $62.7 million equivalent) plus contingent consideration to be paid in the future depending on profitability. Optima is a leading provider of rig cooling services and associated products that suppress heat generated by the high-rate flaring of hydrocarbons during offshore well test operations. Established in 1999, Optima has grown rapidly and has served a diversified customer base in over forty countries from operational bases in Aberdeen, UK, and Perth, Australia. Optima’s expectations for continued growth are underpinned by excellent long-term relationships with key customers, increasing international expansion, and a robust market outlook.

Optima’s rig cooling systems provide safety from the extreme temperatures generated during flaring operations and enable high-rate well test operations to be performed without compromising installation integrity, installation operations and personnel safety. Optima’s rig cooling packages employ patented nozzle technology and a wide range of associated pumping equipment that provide users with exceptional performance, reliability and safety.

“With this acquisition, we are accelerating our strategic goal of offering our customers a broader range of well completion and production testing services, and we are expanding our presence in many significant global markets. Optima is a strong complement to our existing portfolio of well completion and production testing services, and we believe we can add value for Optima's customers through our experience in, and understanding of, those businesses. We are impressed with the relationships and market position that Optima has built and intend to support them within the TETRA family. In addition, we expect this acquisition to be accretive to our consolidated earnings in 2012,” commented Stuart M. Brightman, TETRA’s President and Chief Executive Officer.

Managing Director and founder of Optima, Jamie Oag, stated, “We are very pleased with our new ownership structure. We see this as the next phase in our strategic plan, increasing Optima’s global presence in a manner consistent with our best in class safety and service quality performance standards.” Mr. Oag went on to say that, “Both my fellow founder, Peter Bartholomew, and I, will remain with Optima, along with the remainder of our experienced management and operations teams.”

Simmons & Company International served as financial advisor to TETRA and Ernst & Young served as financial advisor to Optima.

TETRA is geographically diversified oil and gas services company focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com